Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Preston Romm	Kirsten Garvin
Chief Financial Officer	Director of Investor Relations
Tel: 760-931-5500	Tel: 760-476-3811
Email: investors@dothill.com	Email: kirsten.garvin@dothill.com

Dot Hill Reports First Quarter 2005 Results

Net Revenue up 21 Percent Year over Year,
Posts Tenth Consecutive Quarter of Year over Year Revenue Growth

CARLSBAD, Calif. – April 27, 2005 – Dot Hill Systems Corp. (NASDAQ:HILL) today announced financial results for the first quarter ended March 31, 2005. Net revenue was $58.0 million for the first quarter of 2005, compared to $47.9 million for the first quarter of 2004, and $65.5 million for the fourth quarter of 2004.  Net income for the first quarter of 2005 was $2.1 million, or $0.05 per share on a fully diluted basis. This compares to a first quarter 2004 loss of $2.6 million or a loss of $0.06 per share on a fully diluted basis, and fourth quarter 2004 net income of $4.0 million or $0.09 per share on a fully diluted basis.

Gross profit for the first quarter of 2005 decreased to 22.9 percent as compared to first quarter 2004 gross profit of 25.2 percent, and fourth quarter 2004 gross profit of 24.0 percent. Gross profit decline for the first quarter of 2005 as compared to the fourth quarter of 2004 can be attributed, in part, to continued pricing pressures on our mature product lines, lower than anticipated volume and an industry-wide scarcity of disk drives. The company expects margins to improve slightly beginning in the third quarter of 2005 as it implements its targeted cost reductions for its SANnet™ II SATA product.

“Despite a global IT market that continues to pose challenges to our industry, we attained a 21 percent improvement in revenue over the same period last year and posted our tenth consecutive quarter of year over year revenue growth,” said James Lambert, Dot Hill’s chief executive officer. “To post two and a half years of steady growth is a rare accomplishment, and demonstrates the strength of our strategies and acquisitions. We continue to strive for improvements financially, as well as technologically.

“Just fourteen months ago, we purchased Chaparral Network Storage and began to update and integrate this controller technology into our product line. Earlier this month we featured a system that contained the technology at the Storage Networking World industry trade show. The product has achieved impressive performance benchmarks, and we anticipate existing and new customers adopting our technology later this year. We applaud our engineering teams’ ability to achieve such excellent technological results with respect to this important project.

“We are making good progress on our goal of engaging additional tier-one OEM customers and we remain cautiously optimistic about those opportunities.”

“Dot Hill continues to enjoy a solid position of $124.4 million in cash, cash equivalents and short-term investments as of the end of the first quarter of 2005, which equates to approximately $2.72 per fully diluted share,” said Preston Romm, Dot Hill’s chief financial officer. Our annualized revenue per head remains extremely impressive -- above $900,000 per employee. Our expenses remain in-line and well within budget and our inventory remains low with high turns which indicate that our business model continues to be sound and effective with working capital days outstanding at zero.

“Based on our current visibility with our largest OEM customer and taking into account the current IT spending environment, we are targeting net revenue for the second quarter of 2005 in the range of $64 to $68 million and net income per share in the range of $0.07 to $0.09 on a fully diluted basis.”

The first quarter 2005 financial results conference call is scheduled to take place on April 27, 2005 at 4:30 p.m. ET. Please join us for a live audio Webcast at www.dothill.com in the Investor Relations section. If you prefer to join via telephone, please dial 800-591-6930 (U.S.) or 617-614-4908 (International) at least five minutes prior to the start of the call and enter passcode 89213040. A replay of the Webcast will be available on the Dot Hill Web site following the conference call. For a telephone replay, dial 888-286-8010 (U.S.) or 617-801-6888 (International) and enter passcode 22501488.

Dot Hill Systems Corp. is a leader in the innovative design and delivery of storage networking solutions to channel partners worldwide. Its products include the SANnet II family of storage systems, RIO Xtreme™ storage servers, SANscape® storage management software, SANpath® storage networking software and professional training, support and service. For more information, visit Dot Hill on the Web at www.dothill.com.

Dot Hill, the Dot Hill logo, SANnet, SANpath, SANscape, RIVA and RIO Xtreme are trademarks of Dot Hill Systems Corp. All other products and names mentioned herein are trademarks or registered trademarks of their respective owners.

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include statements regarding: Dot Hill’s financial results for the second quarter of 2005 and beyond; the launch and final integration dates of new products; the ability to achieve cost reductions; and Dot Hill’s future success in forming OEM relationships. The risks that contribute to the uncertain nature of the forward-looking statements include, among other things: the risk that one or more of Dot Hill’s OEM or other customers may cancel or reduce orders, not order as forecasted or terminate their agreements with Dot Hill; the risk that Dot Hill’s new products may not prove to be popular; the risk that one or more of Dot Hill’s suppliers or subcontractors may fail to perform or may terminate their agreements with Dot Hill; unforeseen technological, intellectual property, personnel or engineering issues; and the additional risks set forth in the forms 8-K, 10-K and 10-Q most recently filed by Dot Hill. All forward-looking statements contained in this press release speak only as of the date on which they were made. Dot Hill undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

DOT HILL SYSTEMS CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE OPERATIONS

(Unaudited - in thousands, except per share amounts)

	Three Months Ended March 31,
	2004	2005
Net Revenue	$47,865	$58,011
Cost of Goods Sold	35,787	44,734

Gross Profit	12,078	13,277

Operating Expenses:
Sales and marketing	4,178	4,651
Research and development	4,085	4,713
General and administrative	2,314	2,769
In-process research and development	4,700	—

Total operating expenses	15,277	12,133

Operating Income (Loss)	(3,199)	1,144

Other Income (Expense):
Interest income	574	661
Interest expense	(141)	(27)
Gain on foreign currency transactions, net	167	138
Other income (expense), net	(21)	75
Total other income (expense), net	579	847
Income (Loss) Before Income Taxes	(2,620)	1,991

Income Tax Benefit	35	111
Net Income (Loss)	$(2,585)	$2,102

Net Income (Loss) Per Share:
Basic	$(0.06)	$0.05
Diluted	$(0.06)	$0.05

Weighted Average Shares Used to Calculate Net Income (Loss) Per Share:
Basic	43,315	43,741
Diluted	43,315	45,717

Comprehensive Operations:
Net income (loss)	$(2,585)	$2,102
Foreign currency translation adjustments	(7)	16
Net unrealized loss on short-term investments	(3)	(133)
Comprehensive income (loss)	$(2,595)	$1,985

DOT HILL SYSTEMS CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited - in thousands, except per share amounts)

	December 31, 2004	March 31, 2005

ASSETS
Current Assets:
Cash and cash equivalents	$67,496	$44,773
Short-term investments	58,690	79,657
Accounts receivable, net of allowance of $491 and $446	40,788	38,272
Inventories	3,671	3,047
Prepaid expenses and other	2,273	2,750
Total current assets	172,918	168,499

Property and equipment, net	7,859	6,863
Goodwill	57,111	57,111
Other intangible assets, net	7,712	6,996
Other assets	967	931

Total assets	$246,567	$240,400

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$40,512	$32,793
Accrued compensation	3,338	3,027
Accrued expenses	3,309	2,968
Deferred revenue	779	746
Income taxes payable	532	253
Other liabilities	923	795
Current portion of restructuring accrual	141	160
Total current liabilities	49,534	40,742

Restructuring accrual, net of current portion	37	11
Other long-term liabilities	169	148

Total liabilities	49,740	40,901

Stockholders’ Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value, 100,000 shares authorized, 43,656 and 43,802 shares issued and outstanding at December 31, 2004 and March 31, 2005, respectively	44	44
Additional paid-in capital	277,102	277,784
Deferred compensation	(8)	(3)
Accumulated other comprehensive loss	(462)	(579)
Accumulated deficit	(79,849)	(77,747)
Total stockholders’ equity	196,827	199,499

Total liabilities and stockholders’ equity	$246,567	$240,400

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